Exhibit 11.1

                           DESTRON FEARING CORPORATION

     Calculation of Net Income (Loss) Per Common and Common Equivalent Share
                    (in thousands, except per share amounts)


                                                        Quarter Ended June 30,     Nine Months Ended June 30,
                                                      ------------------------    --------------------------
                                                       1997              1996      1997                1996
                                                      ------            ------    -------            -------
Net income (loss)                                      ($190)            ($748)     $  92            ($1,710)
                                                      ------            ------    -------            -------
                                                      ------            ------    -------            -------

Weighted average number of common
  and common equivalent shares
  outstanding:

     Weighted average number of
     common shares outstanding                        13,294            11,640     12,568             11,479

     Dilutive effect of stock options after
     application of the treasury stock
     method                                               --               --         126                 --

                                                      ------            ------    -------            -------


                                                      13,294            11,640     12,694             11,479
                                                      ------            ------    -------            -------
                                                      ------            ------    -------            -------

Net income (loss) per common
   and common equivalent share                       ($0.01)           ($0.06)     $0.01              ($0.15)
                                                     ------            ------    -------            -------
                                                     ------            ------    -------            -------

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